EXHIBIT 3
                                                                       ---------


                                    AGREEMENT

         This AGREEMENT (the "Agreement") shall be effective as of January 28, 2005 (the "Effective Date"), and is entered into by and among Cardiac Science, Inc., a Delaware corporation ("DFIB"), Perseus Market Opportunity Fund, L.P., Winterset Master Fund, L.P., Mill River Master Fund, L.P., Massachusetts Mutual Life Insurance Company and Walter Villiger (collectively, the "Investors"). Collectively, DFIB and the Investors may be referred to as the "Parties" herein.

                                    RECITALS

         WHEREAS, pursuant to the Purchase Agreement, dated July 20, 2004, by and among DFIB and the Investors (the "Purchase Agreement"), DFIB issued and sold to the Investors an aggregate of 5,219,409 shares of DFIB common stock (the "Shares") and warrants to purchase up to an additional aggregate of 2,087,763 shares of DFIB common stock (as set forth on Exhibit A, the "Warrants," and collectively with the Shares, the "Securities");

         WHEREAS, in order to induce each of the Investors to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, DFIB agreed to provide such Investors with certain registration rights as set forth in that certain Amended and Restated Registration Rights Agreement dated July 20, 2004, by and among DFIB and the investors signatory thereto (the "Rights Agreement");

         WHEREAS, Section 6.2 of the Rights Agreement obligates DFIB to file a shelf registration statement with the Securities and Exchange Commission within sixty (60) days after the date of the Rights Agreement to register the Securities (the "Shelf Registration Statement");

         WHEREAS, DFIB has not yet filed such Shelf Registration Statement as of the date hereof; and

         WHEREAS, the Parties wish to resolve all matters and claims between them arising from or related to DFIB's delay in filing such Shelf Registration Statement and the issuance of the Securities.

                                    AGREEMENT

         NOW, THEREFORE BE IT RESOLVED, in consideration of the foregoing recitals, and the mutual promises, agreement and understandings contained herein, the Parties hereby agree as follows:

         1. Issuance of Additional Shares of DFIB Common Stock. On the Effective Date, DFIB shall issue an aggregate of 476,637 additional shares of DFIB common stock (the "Additional Shares") to certain of the Investors in the amounts set forth on Exhibit B attached to this Agreement.

         2. Cash Payment. On the Effective Date, DFIB shall pay Perseus Market Opportunity Fund, L.P. an aggregate of $556,184 by wire transfer of immediately available funds to an account designated by such entity (the "Cash Payment").

         3. Amendment to Warrants. Effective as of the date of the Effective Date of this Agreement:

                  (a) The Warrant Price (as defined in the Warrants) shall be amended so that the Warrant Price contained therein shall be equal to $2.50 per share, subject to further adjustments after the date hereof pursuant to
Section 4 of the Warrants.

                  (b) The last paragraph of Section 4(f)(i) of the Warrants shall be amended and restated in its entirety to read as follows:

                          "Notwithstanding the foregoing, there shall be no adjustment to the Warrant Price or the number of shares of Common Stock obtainable upon the exercise of this Warrant with respect to the issuance or the granting of options to directors, officers or employees of the Company or the exercise thereof pursuant to stock option plans or agreements approved by the Board of Directors of the Company, but only to the extent that the aggregate number of shares of Common Stock covered by such option plans and agreements do not exceed 15,000,000 shares in the aggregate (subject to adjustment to reflect any stock split, stock dividend, reclassification, recapitalization or other transaction having a similar effect)."

                  Promptly following the surrender of the original Warrants for cancellation, DFIB shall deliver to each Investor an amended and restated Warrant reflecting the foregoing amendments.

         4. Limited Waiver. Except as otherwise set forth in this Agreement, the Investors hereby waive any additional anti-dilution adjustments to the Warrant Shares or the Warrant Price contained in the Warrants arising on or prior to the date of this Amendment.

         5. Filing of Shelf Registration Statement. Concurrently with the execution and delivery of this Agreement, DFIB shall file, in accordance with
Section 6.2 of the Rights Agreement, the Shelf Registration Statement. The Parties acknowledge and agree that the definition of "Registrable Securities," "Common Stock" and all references to "Common Stock issued to the Investors pursuant to the 2004 Purchase Agreement" in the Rights Agreement shall be deemed to include the Additional Shares.

         6. Release. Except for the rights or obligations as have been created under this Agreement, the Parties hereby fully, completely, finally and forever release, relinquish and discharge each other and each of their respective parent companies, predecessor companies, subsidiaries, affiliated companies, related entities, agents, consultants, present and former employees, present and former officers and directors, attorneys, insurers, successors and assigns (which said aforementioned released parties shall hereinafter be referred to collectively as "Releasees"), of and from any and all claims, actions, causes of action, demands, rights, debts, agreements, promises, liabilities, damages, accountings, costs and expenses, whether known or unknown, suspected or unsuspected, fixed or contingent, of every nature whatsoever, which relate to the delay in filing the Shelf Registration Statement prior to the date hereof, and the issuance of the Securities. Notwithstanding the foregoing, the matters released hereunder shall exclude damages arising as a result of any remedy required by Nasdaq in the event that Nasdaq determines that stockholder approval was necessary for the consummation of the transactions contemplated by the Purchase Agreement (such exclusion shall not include any damages arising out of any alleged breaches of the Purchase Agreement to the extent that such breaches would result in damages in excess of any remedy required by Nasdaq). All matters released hereunder shall sometimes hereinafter be referred to as the "Released Claims."

         IT IS THE INTENTION OF THE PARTIES HERETO THAT THIS AGREEMENT, TOGETHER WITH ITS EXHIBIT, SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND RELEASE OF EACH AND EVERY RELEASED CLAIM. IN FURTHERANCE OF THIS INTENTION, THE PARTIES HERETO, AND EACH OF THEM, ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY LEGAL COUNSEL AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE
SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         THE PARTIES HERETO, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW DOCTRINES OF SIMILAR EFFECT.

         The Parties hereto, and each of them, acknowledge that they may hereafter discover facts in addition to, or different from, those which they now know or believe to be true with respect to the subject matter of this Agreement and the Released Claims, but that notwithstanding the foregoing, it is their intention that this release operate to fully, finally, completely and forever settle and release each Releasee from each, every and all of the Released Claims, and that in furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases, notwithstanding the discovery or existence of any such additional or different facts.

         The Parties hereto warrant and represent to each other that as to any Released Claim, the Party releasing same is the sole and absolute owner thereof, free and clear of all other rights and interests therein and has the right, ability and sole power to release such Released Claims, and the releasing Party agrees to hold harmless and indemnify the released Parties from any liability or claim asserted against a released Party which is based on a claim which the releasing Party purported to release hereunder.

         7. No Admission of Liability. The Parties hereby acknowledge and agree that this Agreement is entered into as a compromise settlement which is not in any respect or for any purpose to be deemed or construed as an admission or concession of any liability whatsoever on the part of any of the Parties hereto.

         8.       Representations, Warranties and Covenants.

                  (a) Representations, Warranties and Covenants of the Investors. Each Investor, severally and not jointly, hereby makes the representations, warranties and covenants with respect to the Additional Shares and this Agreement as previously made with respect to the Securities and the Purchase Agreement, respectively, in Section 5 of the Purchase Agreement.

                  (b) Representations, Warranties and Covenants of DFIB. DFIB hereby makes the representations and warranties with respect to the Additional Shares and this Agreement as previously made with respect to the Securities and the Purchase Agreement, respectively, in Sections 4.3 and 4.4 of the Purchase Agreement.

         9. Confidentiality. The Parties agree to keep the terms of this Agreement strictly and completely confidential, and that they will not communicate or otherwise disclose to any past, present or future employee of the Parties, or to a member of the general public, the terms, amount, or fact of this Agreement, including drafts created in negotiating the same, or the events and transactions which are the subject matter of the Agreement, except as may be required to be disclosed pursuant to law or government regulation (including, without limitation, the requirements of the Securities and Exchange Commission) or compulsory process; provided, however, that the Parties may disclose this Agreement to their officers, directors, legal counsel or financial advisors with the instruction that this Agreement and its terms be kept confidential, or to others who are bound by a confidentiality agreement.

         10.      Miscellaneous.

                  (a) Governing Law. This Agreement and its Exhibit shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of laws provisions.

                  (b) Entire Agreement. This Agreement (to include its Exhibit) contains the entire agreement and understanding between the Parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations, discussions, proposals, understandings and the like respecting the subject matter hereof.

                  (c) Headings and Interpretation. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. In the event that any language in this Agreement is held to be uncertain, any such language shall not be interpreted against any Party to the Agreement based on who drafted such language. Each of the Parties represents that it has executed this Agreement voluntarily and with full advice of independent counsel of its choosing prior to the execution of this Agreement and its Exhibit.

                  (d) Authority. Each Party represents and warrants that it has taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to its authority to execute this Agreement and its Exhibits as applicable, and that this Agreement, to include its Exhibit, is a binding agreement, enforceable against it in accordance with its terms.

                  (e) Successors and Assigns. This Agreement (to include any Exhibit) binds the successors and permitted assigns of the respective Parties. DFIB may not sell, assign or transfer ("Transfer") this Agreement without the consent of the Investors holding a majority of the Additional Shares then-outstanding; provided, however, that no consent shall be required in connection with a merger, consolidation or sale of substantially all of the Company's assets so long as the successor or transferee agrees in writing to be bound by the provisions of this Agreement. The Investors may not Transfer this Agreement without the consent of DFIB, except that the Investors may Transfer this Agreement to any Affiliate (as defined in the Purchase Agreement) of any Investor (including affiliated funds or partners thereof) provided that the transferee agrees in writing to be bound by the provisions of this Agreement.

                  (f) Further Assurances. The Parties will cooperate with each other as reasonably requested to effectuate the purposes and provisions of this Agreement and its Exhibit, including but not limited to preparing, executing and delivering other documents.

                  (g) Waiver and Amendment. No breach hereof can be waived unless done in writing and signed by the Party to be charged. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement may be amended only by a writing signed by the Parties.

                  (h) Notices. All notices, requests, demands or other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, on the first business day after sending any such notice, request, demand or other communication by facsimile, or on the fifth business day after mailing if mailed to the Party to whom notice is to be given by first-class mail, registered or certified, postage prepaid and properly addressed as set forth on the signature page hereto (or to such different address as provided by a Party to the other Parties by written notice).

                  (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures obtained and exchanged by facsimile will be binding to the same extent as original signatures.

                  (j) Severability. The Parties agree that the enforceability or invalidity of any provision or provisions of this Agreement or its Exhibit shall not render any other provision or provisions herein or therein contained unenforceable or invalid.


                            [Signature Page Follows]

         In WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                                 DFIB:

                                           CARDIAC SCIENCE, INC.


                                           By:  /s/ Roderick de Greef
                                                ------------------------------
                                                Name:  Roderick de Greef
                                                Title: Chief Financial Officer

                                           16931 Millikan Avenue
                                           Irvine, California  92606
                                           Telecopier No.: 949-951-7315
                                           Attention: Chief Financial Officer

                                 INVESTORS:

                                           PERSEUS MARKET OPPORTUNITY FUND, L.P.


                                           By:  /s/ Ray E. Newton, III
                                                ------------------------------
                                                Name:  Ray E. Newton, III
                                                Title:

                                           c/o Perseus, L.L.C.
                                           888 Seventh Avenue, 29th Floor
                                           New York, New York  10106
                                           Telecopier No.:  212-651-6399
                                           Attention:  Ray E. Newton, III



                                           WINTERSET MASTER FUND, L.P.

                                             By:  Babson Capital Management LLC,
                                                  as Investment Manager


                                           By: /s/ Audrey Meyer Lampert
                                               --------------------------------

                                           c/o Babson Capital Management LLC
                                           1500 Main Street, Suite 2800
                                           Springfield, MA  01115
                                           Telecopier No.:
                                           Attention: Audrey Meyer Lampert
                                                      Managing Director

                                           MILL RIVER MASTER FUND, L.P.

                                             By:  Babson Capital Management LLC,
                                                  as Investment Manager


                                           By: /s/ Audrey Meyer Lampert
                                               --------------------------------

                                           c/o Babson Capital Management LLC
                                           1500 Main Street, Suite 2800
                                           Springfield, MA  01115
                                           Telecopier No.:
                                           Attention: Audrey Meyer Lampert
                                                      Managing Director



                                           MASSACHUSETTS MUTUAL LIFE INSURANCE
                                           COMPANY

                                             By:  Babson Capital Management LLC,
                                                  as Investment Manager


                                           By: /s/ Audrey Meyer Lampert
                                               --------------------------------

                                           c/o Babson Capital Management LLC
                                           1500 Main Street, Suite 2800
                                           Springfield, MA  01115
                                           Telecopier No.:
                                           Attention: Audrey Meyer Lampert
                                                      Managing Director


                                           /s/ Walter Villiger
                                           ------------------------------------
                                           Walter Villiger


                                           ____________________________________

                                           ____________________________________

                                           ____________________________________

                                           Telecopier No.:_____________________

                                    EXHIBIT A


                                    WARRANTS


--------------------------------------------------------------------------------------------------------------
                            NAME                                WARRANT NO.                 WARRANT SHARES
--------------------------------------------------------------------------------------------------------------
Perseus Market Opportunity Fund, L.P.                              W-10                       843,882
Winterset Master Fund, L.P.                                        W-11                        80,000
Mill River Master Fund, L.P.                                       W-12                        60,000
Massachusetts Mutual Life Insurance Company                        W-13                       703,881
Walter Villiger                                                    W-14                       400,000
         Total:                                                                             2,087,763
--------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B


                              COMMON STOCK ISSUANCE

-----------------------------------------------------------------------------------------------------------
                        Investor Name                          Number of Shares of DFIB Common Stock
-----------------------------------------------------------------------------------------------------------
Winterset Master Fund, L.P.                                                   30,655
Mill River Master Fund, L.P.                                                  22,991
Massachusetts Mutual Life Insurance Company                                  269,717
Walter Villiger                                                              153,274
         Total:                                                              476,637
-----------------------------------------------------------------------------------------------------------